Exhibit 99.3

Arrow Midstream Holdings, LLC and Subsidiaries

Condensed Consolidated Balance Sheets

September 30, 2013 and December 31, 2012

(Unaudited)

(In thousands)

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash	$14,628	$31,158
Accounts receivable	148,786	93,951
Accounts receivable - related party	—	21
Other receivables	86	2,059
Inventory	1,024	1,197
Debt issuance costs	923	—

Total current assets	165,447	128,386

PROPERTY AND EQUIPMENT, at cost	244,234	145,404
Less - accumulated depreciation	(14,460)	(9,851)

Property and equipment, net	229,774	135,553
NONCURRENT ASSETS:
Other assets	17,860	13,679

Total assets	$413,081	$277,618

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable - trade	$33,748	$22,337
Producers payable	126,945	101,600
Advances payable	5,735	813
Current portion of debt and capital lease	51,235	1,961

Total current liabilities	217,663	126,711

NONCURRENT LIABILITIES:
Debt and capital lease, less current maturities	—	15,739
Other long-term liabilities	3,733	3,733

Total noncurrent liabilities	3,733	19,472
MEMBERS’ EQUITY	191,685	131,435

Total liabilities and members’ equity	$413,081	$277,618

The accompanying notes are an integral part of these condensed consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Operations

For the nine months ended September 30, 2013 and 2012

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2013	2012
REVENUES:
Product sales	$1,079,003	$465,081
Oil pipeline fee and gas transportation fee	26,392	13,639
Water disposal	3,513	1,519

TOTAL REVENUES	1,108,908	480,239
COSTS AND EXPENSES:
Cost of revenues	(1,068,094)	(461,025)
Operating	(14,117)	(7,884)
General and administrative	(3,318)	(2,216)
Depreciation	(4,627)	(3,606)
Interest	(727)	(15)
Other	232	(9)

NET INCOME	18,257	5,484
Less: Net income attributable to noncontrolling interest	1,243	525

NET INCOME ATTRIBUTABLE TO ARROW MIDSTREAM HOLDINGS, LLC	$17,014	$4,959

The accompanying notes are an integral part of these condensed consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Members’ Equity

(Unaudited)

(In thousands)

	Class A Interest	Class B Interest	Management Fee Interest	Noncontrolling Interest	Total
Ending balance, December 31, 2012	$112,775	$5,936	$177	$12,547	$131,435
Contributions	35,002	1,842	—	5,149	41,993
Net income	16,163	851	—	1,243	18,257

Ending balance, September 30, 2013	$163,940	$8,629	$177	$18,939	$191,685

The accompanying notes are an integral part of these condensed consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2013 and 2012

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,257	$5,484
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation expense	4,627	3,606
Amortization of debt issuance costs	39	—
Change in operating assets and liabilities:
Accounts receivable	(49,366)	(32,265)
Accounts receivable - related party	21	56
Other receivables	1,973	399
Inventory	173	247
Accounts payable - trade	(9,331)	2,733
Accounts payable - related party	—	(230)
Producers payable	25,344	28,736

Net cash (used in) provided by operating activities	(8,263)	8,766

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(78,107)	(13,267)
Change in advances payable	4,922	6,229
Prepayment of property and equipment	(4,182)	(18,543)
Change in contributions in aid of construction	(5,469)	(10,122)

Net cash used in investing activities	(82,836)	(35,703)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt and capital lease	35,000	—
Payments of debt and capital lease	(1,462)	—
Debt issuance costs	(962)	—
Members’ contributions	36,844	20,834
Noncontrolling interest contributions	5,149	2,361

Net cash provided by financing activities	74,569	23,195

NET DECREASE IN CASH	(16,530)	(3,742)
CASH, beginning of period	31,158	11,137

CASH, end of period	$14,628	$7,395

NONCASH INVESTING AND OPERATING ACTIVITIES:
Property and equipment purchases payable	$20,742	$4,305

Outstanding members’ contribution	$—	$—

Producer contributed line fill	$—	$779

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense	$672	$9

The accompanying notes are an integral part of these condensed consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements

(In thousands)

A - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	General

Arrow Midstream Holdings, LLC (“the Company”), a Delaware limited liability company, was formed on October 3, 2008 to own, develop, maintain, manage and operate the business of its subsidiaries (collectively the “Arrow System”) in Dunn and McKenzie County, North Dakota. The Company conducts its business through its subsidiaries:

•	Arrow Pipeline, LLC (“APL”), an 87% majority-owned Delaware limited liability company, which owns and operates approximately 150 miles of crude oil, natural gas and water transportation pipelines on the Fort Berthold Indian Reservation. As of July 31, 2013, APL was 88% owned by AMH and 10% by MHA. A two percent interest had been reserved for Bow Midstream Holdings, LLC (“Bow”), an original partner in the development. After MHA purchased its 10% interest in APL in April 2013, Bow had until July 31, 2013 to repay the support payment associated with its 2% interest. Bow elected not to repay the support and as a result relinquished its ownership interest in APL as of July 31, 2013. On August 30, 2013, MHA elected to purchase an additional 3% interest in APL for total consideration of $6,801, bringing its total ownership in APL to 13%.

•	Arrow Field Services, LLC (“AFS”), a wholly-owned Delaware limited liability company, which owns and operates the storage and central delivery facilities for oil, gas and water that is transported on the Arrow System; and

•	Arrow Water, LLC (“AW”), a wholly-owned Delaware limited liability company, which operates a salt water disposal facility.

The Company’s principal operations, transporting crude oil, natural gas and water and disposing water, commenced during the first quarter of 2010.

2.	Consolidation and Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries, APL, AFS and AW. All intercompany accounts and transactions have been eliminated in consolidation. The Company has recorded a noncontrolling interest in its subsidiary, APL, for the portion (13%) of the subsidiary that the Company does not own. The noncontrolling interest has been accounted for as equity in the unaudited condensed consolidated balance sheet.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial statements. These financial statements have not been audited by the Company’s independent certified public accountants, except that the unaudited condensed consolidated balance sheet at December 31, 2012 is derived from audited consolidated financial statements. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The financial statements reflect all adjustments (all of which are of a normal recurring nature) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results that may be expected for a full year. Certain disclosures have been condensed in or omitted from these unaudited condensed consolidated financial statements. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2012.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements - continued

(In thousands)

B - PROPERTY AND EQUIPMENT

Property and equipment, and estimated lives, consist of the following:

	September 30,	December 31,
	2013	2012
Property and equipment, at cost
Transportation pipeline (20 years)	$101,890	$77,677
Central delivery facility (20 years)	26,194	24,006
Water disposal facility (20 years)	8,943	3,205
Building (30 years)	160	160
Vehicles, furniture and equipment (3 - 5 years)	3,589	2,680
Construction-in-progress	99,164	33,757
Line fill	4,294	3,919

	244,234	145,404
Less: Accumulated depreciation	(14,460)	(9,851)

Property and equipment, net	$229,774	$135,553

At September 30, 2013, construction-in-progress consisted of costs associated with additional pipeline expansion projects as well as project costs for a connection to a third-party pipeline and various site improvement projects. These projects are expected to be completed throughout 2013. No depreciation expense was recorded for the nine months ended September 30, 2013 and 2012 for costs included in construction-in-progress.

Line fill is the minimum amount of oil required for the pipeline to be operational. The Company purchases line fill, as required, from producers. Also, producers are required to contribute certain volumes of line fill upon connection to the pipeline. Line fill is not depreciated. As of September 30, 2013, the Company owned $561 of line fill and producer contributed line fill totaled $3,733. As of December 31, 2012, the Company owned $187 of line fill and producer contributed line fill totaled $3,733. The Company has recorded a corresponding payable of $3,733 for the producer contributed line fill, which is included in long-term liabilities on the unaudited condensed consolidated balance sheets, as of September 30, 2013 and December 31, 2012. Line fill is valued at lower of cost or market.

C - DEBT AND CAPITAL LEASE

In June 2013, the Company entered into a five year $32,300 credit agreement (“Credit Agreement”). Loans under the Credit Agreement will bear interest at LIBOR plus a 1.25% to 2.25% margin depending on leverage ratios. Pursuant to the Credit Agreement, the Company may request up to an additional $150,000 in commitments, for a maximum aggregate commitment of $182,300. On August 7, 2013 the Company entered into a Commitment Increase Agreement under the terms of the existing Credit Agreement whereby the aggregate commitment was increased from $150,000 to $182,300. In conjunction with the amendment, US Bank syndicated the existing loan to six additional lenders. Commitment fees are payable quarterly at rates between 0.375% and 0.500% per year. Subject to certain conditions stated in the Credit Agreement, the Company may borrow, prepay and re-borrow amounts under the revolving credit facility at any time during the term of the Credit Agreement. The Credit Agreement contains customary representations, warranties, affirmative and negative covenants, including financial covenants, events of default and indemnification

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements - continued

(In thousands)

provisions in favor of the lenders. As of September 30, 2013, $35,000 was outstanding under the Credit Agreement, and the Company was in compliance with all of the covenants. As of September 30, 2013, the Company incurred $962 in debt issuance costs related to the Credit Agreement, which are capitalized and amortized over the term of the Credit Agreement. For the nine months ended September 30, 2013, amortization of debt issuance costs was $39.

On July 3, 2012, APL entered into a master lease agreement with a financial institution to purchase certain equipment. The lease agreement has a term of eight years and bears interest at 3.4%. At December 31, 2012, $17,700 was funded under this agreement. As of September 30, 2013, $16,235 was outstanding under the capital lease financing. The Company is the guarantor of the lease agreement. The lease agreement contains certain financial and other covenants. As of September 30, 2013, the Company is in compliance with all covenants.

On November 8, 2013, the Company was acquired by Crestwood Arrow Acquisition LLC (“Crestwood Arrow”). Both the Credit Agreement and the capital lease agreement terminated in connection with the Crestwood Arrow acquisition. Crestwood Arrow paid off the $55,000 balance outstanding under the Credit Agreement, and the Company expensed the unamortized portion of the debt issuance costs of $1,251 at the November 8, 2013 closing date. Additionally, the Company paid the balance outstanding of $16,070 under the capital lease and incurred $2,036 in termination fees at the November 8, 2013 closing date. See Note I for further discussion of the Crestwood Arrow acquisition.

D - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is a party to proceedings and claims incidental to its business. While many of these matters involve inherent uncertainty, the Company believes that the amount of the liability, if any, ultimately incurred with respect to any such proceedings or claims will not have a material adverse effect on the Company’s consolidated financial position as a whole or on its liquidity, capital resources or future results of operations. The Company will continue to evaluate proceedings and claims involving the Company on a yearly basis and will establish and adjust any reserves as appropriate to reflect its assessment of the then current status of the matters.

E - MEMBERS’ EQUITY

The Company is owned by OZ Midstream Holdings, LLC (95%) (“OZ”) and Legion Energy, LLC (5%) (“Legion Energy”). The Company is managed by Legion Energy, the managing member. Legion Energy is owned by Zenergy Midstream, LLC (75%) (“Zenergy”) and Legion Energy Services, LLC (25%). The limited liability company interests are divided into the following four classes: Class A Interests, Class B Interests, Management Fee Interest and Carried Interest. Class A Interests and Class B Interests are issued on a series basis and correspond to individual projects with Class A Interests issued to OZ and Class B Interests issued to Legion Energy. The Class A and Class B Interests for the Arrow System constitute Series 1 interests (“Series 1 interests”). The Management Fee and the Carried Interests are solely economic interests and do not carry voting rights. Further, the Carried Interest is intended to be a “profits interest” within the meaning of IRS laws and is owned entirely by the Class B members. The members agreed to make the following capital contributions to fund the Company: up to $237,500 by the Class A member less the initial capital contribution plus any support contributions made on behalf of the Class B member; and up to $12,500 by the Class B member less its initial capital contribution.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements - continued

(In thousands)

In accordance with the LLC Agreement and as requested by the Class B member, the Class A member is required to make primary support contributions on behalf of the Class B member until September 15, 2012, which is the end of the support period. These contributions, when made, satisfy the $12,500 capital commitment as discussed above. Each Class B member, as security for its obligation to repay the primary support contributions, pledges its proportionate share of Class B Interests as collateral in the event that its obligation is not fulfilled. The Class B member is required to repay the primary support contributions through deductions to future cash distributions.

During the nine months ended September 30, 2013, the following capital contributions, net of noncontrolling interest, were made by the members: $35,002 by the Class A member and $1,842 by the Class A member on behalf of the Class B member. During the year ended December 31, 2012, the following capital contributions, net of noncontrolling interest, were made by the members: $26,463 by the Class A member and $1,393 by the Class A member on behalf of the Class B member. A member is not entitled to the return of any part of its capital contribution and any unrepaid capital contribution is not a liability of the Company or any other member.

Income and loss allocations and dividend distributions are payable first to Class A and Class B members in proportion to their capital contributions for Series 1 interests until they have received an amount equal to their aggregate capital contributions plus an annual return on those capital contributions. Second, income allocations and dividend distributions are made to the holders of the Management Fee Interest in proportion to their capital contributions plus an annual return. Any remaining income or distributions are made in accordance with the LLC agreement. There have been no distributions in 2012 or for the nine months ended September 30, 2013.

On February 14, 2013, the members of APL entered into an amendment to the Amended and Restated Operating Agreement of Arrow Pipeline, LLC (“Agreement”). The February 2013 amendment, among other things, removed reference to a $5,000 cap on support contributions provided to MHA Holdings, LLC (“MHA”) along with the $1,000 cap on support for Bow Midstream Holdings, LLC. The support termination date was also extended to require support, if so requested, in connection with any future capital calls required by the managing member of APL. The buy-in option for MHA was amended to allow MHA to acquire up to a 20% ownership stake in APL after MHA repays its support.

F - RELATED PARTY TRANSACTIONS

Until October 2012, Legion Energy provided management, general and administrative services to the Company and its subsidiaries and was reimbursed by the Company for its proportionate share of those services, including office equipment and other necessary office expenses. During the nine months ended September 30, 2012, the Company incurred $2,927 of expenses under this arrangement.

In October 2012, Zenergy began providing management and general and administrative services to the Company and its subsidiaries paid. The Company paid Zenergy $240 for direct billings incurred during the remainder of the year ended December 31, 2012. The Company incurred $872 of expenses under this arrangement for management and general and administrative services for the nine months ended September 30, 2013.

During 2012, Zenergy began drilling a salt water disposal well for AW. As of December 31, 2012, total costs incurred were $667. Total costs incurred were $3,977 for the nine months ended September 30, 2013.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements - continued

(In thousands)

The Company also paid certain expenditures on behalf of entities affiliated through common ownership and the Company has recorded related party receivables of $21 at December 31, 2012. There were no related party receivables at September 30, 2013.

During 2012, OZ agreed to satisfy an adequate assurance provision of one of the Company’s producers, on behalf of the Company, in the form of a letter of credit issued by Bank of America (“Bank”). OZ is responsible for the payment of certain fees and expenses related to the letter of credit to the Bank and the Company is then obligated to reimburse OZ for said expenses. The letter of credit was issued in the amount of $54,654 as of September 30, 2013.

G- CONCENTRATION OF CREDIT RISK

Substantially all the Company’s customers are oil and gas companies. This concentration of customers within a particular industry may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic and other conditions.

For the nine months ended September 30, 2013, the Company had sales to four customers that accounted for approximately 11.6%, 14.5%, 15.9% and 35.0% of total sales and four customers that accounted for approximately 15.0%, 10.7%, 20.2% and 34.1% of the Company’s total receivables as of September 30, 2013. For the nine months ended September 30, 2012, the Company had sales to three customers that accounted for approximately 10.4%, 13.1% and 13.5% of total sales and four customers that accounted for approximately 10.5%, 14.7%, 16.2% and 17.0% of the Company’s total receivables as of September 30, 2012.

H - WATER SPILLS

In July 2012, the Company experienced two idiosyncratic ruptures in its produced water gathering line system. The Company immediately responded to contain the surface damage, worked cooperatively with all relevant authorities and engaged an environmental consultant to implement a comprehensive remediation plan. Additionally, the Company declared a force majeure event for its entire produced water system and took it out of service until the system could be properly repaired and tested. The Company worked with the vendor of the failed pipe to assess the probable cause of the events and engaged a third party lab to test sections of the ruptured pipe. After finalizing the root cause assessment, the Company developed a comprehensive plan to flush, re-hydrotest and recommission the entire produced water system. The water system was initially placed back in operation in December 2012 and the Company was beginning to phase water volumes back on to the system. As of December 31, 2012, the Company had incurred $2,911 of remediation and recommissioning expenses related to the water line rupture and had received net insurance payments after deductibles of $371. For the nine months ended September 30, 2013, the Company incurred $672 of remediation and recommissioning expenses and had received net insurance payments after deductibles of $231, related to the water line rupture. Management does not expect any significant additional costs related to the water line rupture.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to unaudited condensed consolidated financial statements - continued

(In thousands)

I - SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 4, 2013, the date the financial statements were available to be issued. No subsequent events, other than those noted below, were identified requiring additional recognition or disclosure in the accompanying condensed consolidated financial statements.

On October 18, 2013, MHA elected to purchase an additional 2% interest in APL for total consideration of $5,671, bringing its total ownership in APL to 15%. MHA retains the option to purchase an incremental 5% interest in APL (1% per month cumulatively) over time, however MHA’s ownership in APL is capped at 20%.

On November 8, 2013, Crestwood Arrow Acquisition LLC (“Crestwood Arrow”), a wholly-owned subsidiary of Crestwood Midstream Partners LP, acquired the Company for approximately $750,000, subject to customary purchase price adjustments. Both the Credit Agreement and the capital lease agreement terminated in connection with the Crestwood Arrow acquisition. Crestwood Arrow paid off the $55,000 balance outstanding under the Credit Agreement, and the Company expensed the unamortized portion of the debt issuance costs of $1,251 at the November 8, 2013 closing date. Additionally, the Company paid the balance outstanding of $16,070 under the capital lease and incurred $2,036 in termination fees at the November 8, 2013 closing date.